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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 25, 2002

MedicaLogic/Medscape, Inc.
(Exact name of registrant as specified in charter)

Oregon (State or other jurisdiction of incorporation)	000-28285 (Commission file number)	93-0890696 (IRS employer identification no.)

20500 NW Evergreen Parkway
Hillsboro, Oregon 97124
(Address of principal executive offices)

(503) 466-3620
Registrants telephone number,
including area code

Not applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

        On January 24, 2002, Medicalogic/Medscape, Inc. (the "Company") commenced cases under Chapter 11 of the Bankruptcy Code (collectively, the "Bankruptcy Cases") in the United States Bankruptcy Court District of Delaware (the "Bankruptcy Court"). The Bankruptcy Cases are jointly administered and coordinated under Case Numbers 02 - 10253 (PJW) through 02 - 10258 (PJW). The Company, as debtor in possession, sought Bankruptcy Court approval to: (i) sell free and clear of liens pursuant to Section 363 of the Bankruptcy Code substantially all of its assets including those of its Digital Health Record ("DHR") business; and (ii) assume and assign pursuant to Section 365 of the Bankruptcy Code contracts used in its operations throughout the United States of America to GE Medical Systems Information Technologies, Inc. ("GEMS"), pursuant to an Asset Purchase Agreement, dated as of January 24, 2002, as amended by the First Amendment to Asset Purchase Agreement, dated as of March 18, 2002, as further amended by the Second Amendment to Asset Purchase Agreement, dated as of March 25, 2002 (the "Purchase Agreement").

        On March 19, 2002, the United States Bankruptcy Court, District of Delaware approved the sale of substantially all of the assets and the assumption of certain liabilities of the Company's DHR segment to GEMS for approximately $35.3 million in cash. The transaction was structured as a sale by MedicaLogic/Medscape, Inc. of substantially all of the assets and the assumption of certain liabilities of the Company's Digital Health Records segment. The Company received initial proceeds of approximately $33.3 million at closing from GEMS on March 25, 2002. The remaining proceeds of approximately $2.0 million will be held in an escrow account for up to one year pursuant to the terms of an Escrow Agreement dated as of March 25, 2002.

Item 7. Financial Statements and Exhibits.

        MedicaLogic/Medscape, Inc. (the "Company") is filing this amendment to its Current Report on Form 8-K dated April 9, 2002 to include certain financial information relating to the sale of the Digital Health Records segment of the Company to GE Medical Systems Information Technologies, Inc. which was completed in March 2002.

(b)
Pro Forma Financial Information

INTRODUCTION

        The following unaudited pro forma combined condensed financial statements give effect to the sale of substantially all of the assets and the assumption of certain liabilities of the Digital Health Records ("DHR") segment of MedicaLogic/Medscape Inc. (the "Company") by GE Medical Systems Information Technologies, Inc. ("GEMS"). The Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2001 present unaudited pro forma operating results of MedicaLogic/Medscape, Inc. as if the sale had occurred as of January 1, 2001. The Pro Forma Combined Condensed Balance Sheet as of December 31, 2001 presents the unaudited pro forma financial condition of MedicaLogic/Medscape, Inc. as if the sale had occurred as of the balance sheet date.

        On January 24, 2002, the Company entered into an asset purchase agreement with GEMS and commenced cases under Chapter 11 of the Bankruptcy Code (collectively, the "Bankruptcy Cases") in the United States Bankruptcy Court District of Delaware (the "Bankruptcy Court"). The Bankruptcy Cases are jointly administered and coordinated under Case Numbers 02 - 10253 (PJW) through 02 - 10258 (PJW). On March 19, 2002, the United States Bankruptcy Court, District of Delaware approved the sale of the Company's DHR segment to GEMS for approximately $35.3 million in cash. The transaction was structured as a sale by MedicaLogic/Medscape, Inc. of substantially all of the assets and the assumption of certain liabilities of the Company's DHR segment. The Company received initial proceeds of approximately $33.3 million at closing from GEMS on March 25, 2002. The remaining sales proceeds of approximately $2.0 million will be held in an escrow account for up to one year pursuant to the terms of an Escrow Agreement dated as of March 25, 2002.

        On December 26, 2001, the Company, completed the sale of its Internet portals business to WebMD Corporation, a Delaware corporation ("WebMD"), for approximately $10.0 million. In August 2001, the Company completed sale of its transcription services segment to TEM Holdings, LLC, a newly formed limited liability company funded by Parthenon Capital, LLC ("Parthenon"), a Boston based private equity firm, for approximately $6.0 million. The results of operations of the Internet portals and transcription services segments are classified as discontinued operations in the accompanying Combined Condensed Statement of Operations.

        These unaudited pro forma condensed consolidated financial statements may not be indicative of the Company's financial position or results of operations for any future period. The unaudited pro forma condensed consolidated financial statements set forth below should be read in conjunction with the Company's audited consolidated financial statements and notes thereto for the year ended December 31, 2001 filed on Form 10-K with the Securities and Exchange Commission on April 16, 2002.

MEDICALOGIC/MEDSCAPE, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2001
(in thousands, except share data)

	As Reported	Pro Forma Adjustments		Pro Forma As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$21,286	$33,250	(a)	$54,536
Net assets of discontinued operations	338	(338	)(b)	—
Prepaid expenses and other current assets	2,837	2,000	(a)	4,837

Total current assets	24,461	34,912		59,373
Long-term investment and other assets	3,156	—		3,156

Total assets	$27,617	$34,912		$62,529

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,640	$—		$2,640
Accrued and other liabilities	4,396	—		4,396
Other current liabilities	438	—		438

Total current liabilities	7,474	—		7,474
Long-term liabilities, net of current portion	221	—		221

Total liabilities	7,695	—		7,695

Series 1 convertible redeemable preferred stock, 50,000,000 authorized, no par value, 5,472,207 and no shares issued and outstanding at December 31, 2001	17,878	—		17,878

Shareholders' equity:
Common stock, no par value; authorized 100,000,000 shares; issued and outstanding 51,476,502 shares at December 31, 2001	1,254,458	—		1,254,458
Common stock notes receivable, net	(569)	—		(569)
Warrants	52,722	—		52,722
Deferred stock compensation	(238)	—		(238)
Accumulated deficit	(1,304,329)	34,912	(c)	(1,269,417)

Total shareholders' equity	2,044	34,912		39,956

Total liabilities and shareholders' equity	$27,617	$34,912		$62,529

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

MEDICALOGIC/MEDSCAPE, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001
(in thousands, except share data)

	As Reported	Pro Forma Adjustments		Pro Forma As Adjusted
Operating expense:
General and administrative	$7,129	$—		$7,129

Total operating expense	—	—		7,129

Operating loss	(7,129)	—		(7,129)
Other income, net	492	—		492

Loss from continuing operations	(6,637)	—		(6,637)
Discontinued operations:
Loss from operations of discontinued operations	(653,262)	46,377	(A)	(606,885)
Loss on disposal of discontinued operations	(249,582)	34,912	(B)	(214,670)

Net loss	$(909,481)	$81,289		$(828,192)

Accretion of preferred stock redemption preference	(9,851)	—		(9,851)

Net loss attributable to common shareholders	$(919,332)	$81,289		$(838,043)

Basic and diluted net loss per share:
Loss from continuing operations, including accretion of preferred stock redemption preference	$(0.29)			$(0.29)
Loss from discontinued operations	(16.15)			(14.69)

Net loss per share attributable to common shareholders	$(16.44)			$(14.98)

Weighted average shares:
basic and diluted	55,931,676			55,931,676

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

MEDICALOGIC/MEDSCAPE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(1)  UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS

a.
Reflects initial proceeds of $33.3 million received by the Company as part of the total purchase price of $35.3 million pursuant to an Asset Purchase Agreement among the Company and GE Medical Systems Information Technologies, Inc. ("GEMS") dated as of January 24, 2002, as amended by the First Amendment to Asset Purchase Agreement, dated as of March 18, 2002, as further amended by the Second Amendment to Asset Purchase Agreement, dated as of March 25, 2002 (the "Purchase Agreement"). The Company has agreed, pursuant to the Escrow Agreement dated March 25, 2002, that $2.0 million of the purchase price will be held in escrow for up to one year.

b.
Reflects the sale of the net DHR segment assets to GEMS as described in the Purchase Agreement as if the transaction occurred as of the balance sheet date.

c.
Reflects the estimated gain on disposal of the sale of the DHR segment.

(2)  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

A.
Reflects the elimination of the operations of the DHR segment for the year ended December 31, 2001.

B.
Reflects the estimated gain on disposal of the sale of the DHR segment.

(c)
Exhibits

Exhibit No.	Description
2.1	Second Amendment to Asset Purchase Agreement
99.1	Escrow Agreement

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicaLogic/Medscape, Inc.
Date: April 16, 2002	By:	/s/ ADELE KITTREDGE MURRAY Adele Kittredge Murray Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
2.1
Second Amendment to Asset Purchase Agreement, dated as of March 25, 2002, by and among MedicaLogic/Medscape, Inc., MedicaLogic Enterprises, Inc., MSCP Holdings, Inc., MedicaLogic of Texas, Inc., MediaLogic of Pennsylvania, LLC, and GE Medical Systems Information Technologies, Inc.
99.1	Escrow Agreement, dated as of March 25, 2002, by and among MedicaLogic/Medscape, Inc., GE Medical Systems Information Technologies, Inc., and Wells Fargo Bank Minnesota, National Association.

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MEDICALOGIC/MEDSCAPE, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET DECEMBER 31, 2001 (in thousands, except share data)
MEDICALOGIC/MEDSCAPE, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001 (in thousands, except share data)
MEDICALOGIC/MEDSCAPE, INC. AND SUBSIDIARIES NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
SIGNATURE
EXHIBIT INDEX